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Exhibit 23.1--Consent of Independent Auditors

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-2133 and No. 33-66752) pertaining to the Employee Stock Purchase Plan and 1992 Stock Incentive Plan of InnoServ Technologies, Inc. of our report dated June 17, 1998, with respect to the consolidated financial statements and schedule of InnoServ Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1998.

/s/ Ernst & Young LLP

Fort Worth, Texas
July 17, 1998